                                                                    EXHIBIT 99.3


Dear Shareholder:

         This letter, the materials described below, and the accompanying Joint Proxy Statement/Prospectus are being sent to you in connection with the transactions contemplated by the Agreement to Consolidate dated June 22, 2000, as amended, by and between Professionals Group, Inc. and Medical Assurance, Inc.

         As more fully described in the accompanying Joint Proxy Statement/Prospectus, if the proposed consolidation of Professionals Group and Medical Assurance receives shareholder approval and is completed, then (1) Medical Assurance and Professionals Group will become wholly-owned subsidiaries of a newly formed holding company named ProAssurance corporation and (2) subject to the adjustments and limitations set forth in the accompanying Joint Proxy Statement/Prospectus, each share of Professionals Group common stock you own will be converted into the right to receive YOUR CHOICE OF EITHER $26.00 in cash OR $12.00 in cash and shares of holding company common stock initially worth $14.00.

         Now is the time for you to make your election as to the consideration you wish to receive for your shares of Professionals Group common stock. All the documents necessary to complete your election accompany this letter. Please carefully review the accompanying Joint Proxy Statement/Prospectus and the documents that follow:

         1. The ELECTION FORM/LETTER OF TRANSMITTAL that enables you to make your election and attach your stock certificate(s) (if any) along with a SUBSTITUTE FORM W-9 to certify your taxpayer identification/social security number.

         2.       INSTRUCTION BOOKLET regarding the Election Form/Letter of
                  Transmittal.

         3. A RETURN ENVELOPE for mailing items to ChaseMellon Shareholder Services, the Exchange Agent.

         To make your election, please complete the Election Form/Letter of Transmittal and the Substitute Form W-9, attach your Professionals Group or PICOM stock certificate(s), if any, and deliver them to the Exchange Agent. The Election Form/Letter of Transmittal and your stock certificate(s), if any, must be received by the Exchange Agent by 5:00 p.m. New York City time on the date that the consolidation takes place (the "Election Date"). We currently expect the consolidation to take place in ______________, 2001. If you cannot locate your stock certificate(s), contact ChaseMellon Shareholder Services at (800) ___-____ immediately to receive replacement instructions.

         If you hold shares in book entry form you must complete the Election Form/Letter of Transmittal and the Substitute From W-9, and deliver them to the Exchange Agent.

         If you fail to make a proper election for any of your Professionals Group shares by the Election Date, then, subject to the adjustments and limitations set forth in the accompanying Joint Proxy Statement/Prospectus, each of those shares will be converted into $12.00 cash and shares of holding company common stock initially worth $14.00.

         If the consolidation is not completed for any reason, then (1) your election will be void and of no effect and (2) the certificate(s) for shares of Professionals Group you previously delivered to the Exchange Agent will be promptly returned.

         If you should have any questions regarding the forms or the election process, please contact ChaseMellon Shareholder Services at (800) ___-____.

Sincerely,                                 Sincerely,


William H. Woodhams                        Victor T. Adamo
Chairman                                   President and Chief Executive Officer

                          NOTICE OF GUARANTEED DELIVERY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEES)
                                       OF
                            SHARES OF COMMON STOCK OF
                            PROFESSIONALS GROUP, INC.
               PURSUANT TO THE ELECTION FORM/LETTER OF TRANSMITTAL

         This form or a facsimile hereof must be used to make your election if:

(a) the certificates for your shares of common stock of Professionals Group, Inc. are not immediately available;

(b) the procedure for book-entry transfer of your shares of Professionals Group common stock cannot be completed on a timely basis; or

(c) the Election Form/Letter of Transmittal (or a facsimile thereof) and all other required documents cannot be delivered to the Exchange Agent prior to 5:00 p.m. New York City time on the date that the consolidation of Professionals Group and Medical Assurance, Inc. takes place (the "Election Date").

         The consolidation is currently expected to be completed in
__________________.

         This form, properly completed and duly executed, may be delivered by hand, mail or facsimile transmission to the Exchange Agent.

                             THE EXCHANGE AGENT IS:
                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

  BY REGISTERED OR CERTIFIED MAIL:            BY FACSIMILE TRANSMISSION:
      Reorganization Department                     (201) 373-5293
        Post Office Box 3301
   South Hackensack, NJ 07606-1901
                                      CONFIRM RECEIPT OF FACSIMILE BY TELEPHONE:
                                                    (201) 373-5140

                         BY HAND OR OVERNIGHT DELIVERY:
                    ChaseMellon Shareholder Services, L.L.C.
                              Reorganization Dept.
                               85 Challenger Road
                            Ridgefield Park, NJ 07660

         Delivery of this instrument to an address other than as set forth above or transmission of instructions via facsimile number other than as set forth above does not constitute valid delivery.

         This form is not to be used to guarantee signatures. If a signature on an Election Form/Letter of Transmittal is required to be guaranteed by an "eligible institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Election Form/Letter of Transmittal.

Ladies and Gentlemen:

         The undersigned hereby surrenders to the Exchange Agent, upon the terms and subject to the conditions set forth in the Election Form/Letter of Transmittal and related instruments, receipt of which is hereby acknowledged, the number of shares of common stock of Professionals Group, Inc. specified below pursuant to the guaranteed delivery procedure set forth below.


------------------------------------------------------------------------------
                                                       - SIGN HERE -
(PLEASE TYPE OR PRINT)
CERTIFICATE NOS. (IF AVAILABLE):
                                 ---------    ----------------------------------

NUMBER OF SHARES:
                  ------------------------    ----------------------------------
                                                         SIGNATURE(S)

                                              DATED:
------------------------------------------           ---------------------------
                 NAME(S)
                                              IF THE SHARES WILL BE DELIVERED BY BOOK-ENTRY TRANSFER,
                                              FILL IN THE APPLICABLE ACCOUNT NUMBER BELOW:
------------------------------------------
                ADDRESS
                                              THE DEPOSITORY TRUST COMPANY
------------------------------------------
                                              DTC ACCOUNT NUMBER: _________________
------------------------------------------
    AREA CODE(S) AND TELEPHONE NUMBER(S)      TRANSACTION CODE NUMBER: _____________

GUARANTEED DELIVERY PROCEDURE

In order for your election to be effective, the Exchange Agent must receive a properly completed Election Form/Letter of Transmittal, accompanied by the certificates representing the shares of Professionals Group common stock currently held by you (or a proper guarantee of delivery, as described below), no later than two days after the completion of the consolidation. The consolidation is expected to be completed in ______, 2001. Persons whose certificates are not immediately available also may make an election by completing the Election Form/Letter of Transmittal (or a facsimile thereof) and submitting it to the Exchange Agent by the Election Date and by having this Notice of Guaranteed Delivery properly completed and duly executed by a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States (subject to the condition that the certificates, the delivery of which is hereby guaranteed, are in fact delivered to the Exchange Agent no later than 5:00 p.m., New York City time, on the third business day after the Election Date (the "Guaranteed Delivery Deadline")).

Unless you deliver a properly completed Election Form/Letter of Transmittal and all of your certificates for Professionals Group common stock to the Exchange Agent by the Election Date (unless a Guaranty of Delivery has been properly completed and delivered by the Election Date and such certificates are received by the Exchange Agent by the Guaranteed Delivery Deadline), then you will be deemed to have made no election with respect to those shares and, subject to the limitations set forth in the accompanying Joint Proxy Statement/Prospectus, each of those shares will be converted into $12.00 cash and shares of holding company common stock initially worth $14.00.

                               DELIVERY GUARANTEE
                   (NOT TO BE USED FOR A SIGNATURE GUARANTEE)

         THE UNDERSIGNED, A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS A MEMBER IN GOOD STANDING OF THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM OR A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS AN "ELIGIBLE GUARANTOR INSTITUTION," AS SUCH TERM IS DEFINED IN RULE 17AD-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (EACH OF THE FOREGOING CONSTITUTING AN "ELIGIBLE INSTITUTION"), GUARANTEES THE DELIVERY TO THE EXCHANGE AGENT OF THE SHARES SURRENDERED HEREBY, IN PROPER FORM FOR TRANSFER, OR A CONFIRMATION THAT THE SHARES SURRENDERED HEREBY HAVE BEEN DELIVERED PURSUANT TO THE PROCEDURE FOR BOOK-ENTRY TRANSFER SET FORTH IN THIS NOTICE OF GUARANTEED DELIVERY INTO THE EXCHANGE AGENT'S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY, TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED ELECTION FORM (OR FACSIMILE THEREOF) AND ANY OTHER REQUIRED DOCUMENTS, ALL WITHIN THREE (3) NEW YORK STOCK EXCHANGE, INC. TRADING DAYS OF THE DATE HEREOF.

         The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Election Form/Letter of Transmittal and certificates representing shares of Professionals Group common stock to the Exchange Agent within the time period set forth herein. Failure to do so could result in a financial loss to such Eligible Institution.


Authorized Signature:
                      ----------------------------------------------------------

Name:
      --------------------------------------------------------------------------
(Please Print)

Title:
       -------------------------------------------------------------------------

Name of Firm:
              ------------------------------------------------------------------

Address:
         -----------------------------------------------------------------------

--------------------------------------------------------------------------------
(Including Zip Code)

Area Code and Telephone Number:
                                ------------------------------------------------

Date:
      --------------------------------------------------------------------------

           INSTRUCTION BOOKLET FOR ELECTION FORM/LETTER OF TRANSMITTAL

         1. SHARE IDENTIFICATION. You must identify the shares of Professionals Group common stock that you own. Under Section 1 of the Election Form/Letter of Transmittal, next to your name and address, please insert the total number of shares of Professionals Group common stock you are submitting for exchange.

         2. ELECTION. You must choose the consideration you would like to receive for each share of Professionals Group common stock you own. Subject to the adjustments and limitations described in the Joint Proxy Statement/Prospectus, each of your shares of Professionals Group common stock may be converted into either $26.00 cash (a "cash election") or $12.00 cash and shares of holding company common stock initially worth $14.00 (a "combination election"). You are not required to make the same election for all of your shares of Professionals Group common stock. You may make a cash election with respect to some of your shares of Professionals Group common stock and you may make a combination election with respect to the rest of your shares of Professionals Group common stock. However, the sum of your elections must be equal to the total number of shares of Professionals Group common stock you hold in order for your Election Form/Letter of Transmittal to be properly completed.

         CASH ELECTION. You may choose to make a cash election with respect to your shares of Professionals Group common stock and receive, subject to the adjustments and limitations described in the Joint Proxy Statement/Prospectus, $26.00 in cash for each share of Professionals Group common stock for which you wish to receive only cash. Under Section 2 of the Election Form/Letter of Transmittal check Box 1--"Exchange all shares for cash pursuant to the cash election".

         COMBINATION ELECTION. You may choose to make a combination election with respect to your shares of Professionals Group common stock and receive, subject to the adjustments and limitations described in the Joint Proxy Statement/Prospectus, a combination of $12.00 in cash and shares of holding company common stock initially worth $14.00 for each share of Professionals Group common stock for which you wish to receive cash and shares of holding company common stock. Under Section 1 of the Election Form/Letter of Transmittal check Box 2--"Exchange all shares for cash and shares of holding company common stock pursuant to the combination election".

         Because we cannot predict the market price of shares of holding company common stock prior to or following the completion of the consolidation, to determine the number of shares of holding company common stock that has an initial value of $14.00, we will divide $14.00 by the average sales price of Medical Assurance common stock during a 20 trading day period preceding the completion of the consolidation.

         NON-ELECTION. In the event you fail to either make an election or properly submit the Election Form/Letter of Transmittal to the Exchange Agent, then you will be deemed to have made a combination election and you will receive cash and shares of holding company common stock for your shares of Professionals Group common stock pursuant to the provisions of the consolidation agreement.

         As explained in the Joint Proxy Statement/Prospectus because the total amount of cash that can be paid to Professionals Group shareholders as a group may not exceed 90% of the total consideration payable with respect to all outstanding shares of Professionals Group common stock. If the cash consideration elected by Professionals Group shareholders is more than the amount of cash available for payment, then some cash elections will be converted to combination elections, and the shares of Professionals Group common stock subject to such converted elections will be exchanged for a combination of cash and shares of holding company common stock as if the holder had made a combination election. The cash elections subject to such conversion will be selected by the Exchange Agent in the order last received by the Exchange Agent.

         RECEIPT OF CERTIFICATES. The Exchange Agent will issue you a single check and/or a single book entry representing holding company common stock. If you would prefer to receive a stock certificate, please check the appropriate box under Section 2 of the Election Form/Letter of Transmittal. If you request a stock certificate, the Exchange Agent will issue a single certificate representing the holding company common stock.

         3. SPECIAL TRANSFER OR PAYMENT INSTRUCTIONS. If you want the holding company common stock certificates being issued to you pursuant to the consolidation to be registered in the name of, and/or if you want the cash being paid to you pursuant to the consolidation to be payable to, someone other than the person or entity listed on your Professionals Group stock certificate, then you must complete and sign the "Special Transfer or Payment Instructions" under
Section 3 of the Election Form/Letter of Transmittal.

If you fill out the "Special Transfer or Payment Instructions" box, you must have your signature(s) medallion guaranteed by an eligible institution, a member firm of a registered national securities exchange, a member of the NASD, Inc., or a commercial bank or trust company in the United States. See the General Instructions below.

         4. SPECIAL DELIVERY INSTRUCTIONS. If you want the holding company common stock certificates and/or the cash being issued or paid to you pursuant to the consolidation to be registered or payable to you but sent to someone else, then you must complete and sign the "Special Delivery Instructions" under
Section 4 of the Election Form/Letter of Transmittal.

         5. LOST, STOLEN OR DESTROYED CERTIFICATES. If you have lost any or all of the stock certificates representing your shares of Professionals Group common stock you will need to contact ChaseMellon Shareholder Services at (800) 685-4258 immediately to receive replacement instructions.

         6. COMPLETE SUBSTITUTE FORM W-9. In order to avoid having 31% of your payment withheld for federal income tax purposes, you must complete the Substitute Form W-9 set forth in the Election Form/Letter of Transmittal.

         7. GENERAL INSTRUCTIONS:

         REVOCATION OR CHANGE OF ELECTION. An election may be revoked or changed by the person who submitted the Election Form/Letter of Transmittal to the Exchange Agent by written notice to the Exchange Agent, or by withdrawal of the shares of Professionals Group common stock deposited by such person with the Exchange Agent, prior to the Election Date. A holder may submit a new Election Form/Letter of Transmittal at the time the holder revokes an earlier election or at any time after revoking an earlier election but before the Election Date. If a new election is not made, then the holder will be deemed not to have made an election, and the Exchange Agent will retain the stock certificate(s) tendered with the revoked election until the time the shares are exchanged upon completion of the consolidation. If the consolidation agreement is terminated, all Election Forms/Letters of Transmittal will automatically be revoked and the stock certificates tendered will be promptly returned.

         ELECTION PROCEDURES. A description of the election procedures is contained in the Joint Proxy Statement/Prospectus under "The Consolidation - Exchange of Stock Certificate Procedures" and is fully set forth in the consolidation agreement. All elections are subject to compliance with such procedures. In connection with making any election, you should read carefully, among other matters, the information contained in the Joint Proxy Statement/Prospectus under "The Consolidation - Consideration to be Received in the Consolidation." See also "Material Federal Income Tax Consequences" in the Joint Proxy Statement/Prospectus for a discussion of the anticipated material federal income tax consequences of the consolidation.

         EXECUTION AND DELIVERY. The Election Form/Letter of Transmittal must be properly filled in, dated, and signed in all applicable places, and must be delivered (together with all of the other required materials) to the Exchange Agent at the address as set forth therein. The method of delivery of all documents is at your option and risk, but if you choose to return your materials by mail, we suggest you send them by registered mail, return receipt requested, properly insured, using the enclosed envelope.

         SIGNATURES. The signature (or signatures, in the case of certificates owned by two or more joint holders) on the Election Form/Letter of Transmittal should correspond exactly with the name(s) as written on the face of the certificate(s) submitted unless the shares of Professionals Group common stock described on this form have been assigned by the registered holder(s), in which event the Election Form/Letter of Transmittal should be signed in exactly the same form as the name of the last transferee indicated on the transfers attached to or endorsed on the certificates.

         If the Election Form/Letter of Transmittal is signed by a person or persons other than the registered holder(s) of the certificates, the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appears on the certificates.

         If the Election Form/Letter of transmittal or any stock certificate(s) or stock power(s) is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact, or any other person acting in a representative or fiduciary capacity, the person signing must give such person's full title in such capacity.

         GUARANTEE OF SIGNATURE. No signature guarantee is required on the Election Form/Letter of Transmittal if it is signed by the registered holder(s) of the shares of Professionals Group common stock surrendered therewith, and the shares of holding company common stock and/or the check are to be issued and/or payable to the record holder(s) without any change or correction in the name of the record holder(s). In all other cases, all signatures on the Election Form/Letter of Transmittal must be guaranteed. All signatures required to be guaranteed must be guaranteed by a member firm of a registered national securities exchange or of the NASD, Inc., or a commercial bank or trust company in the United States. Public notaries cannot execute acceptable guarantees of signatures.

         MISCELLANEOUS. A single check, or wire transfer, and/or stock certificates or a single book entry representing shares of holding company common stock to be received will be issued to you unless you have instructed us otherwise in the Election From/Letter of Transmittal.

         All questions with respect to the Election Form/Letter of Transmittal (including, without limitation, questions relating to the timeliness or effectiveness of revocation or any election and computations as to any adjustments) will be determined by the Exchange Agent, which determination shall be conclusive and binding.

         BACKUP FEDERAL INCOME TAX WITHHOLDING AND SUBSTITUTE FORM W-9. Under the "backup withholding" provisions of U.S. federal income tax law, any payments made to you pursuant to the consolidation may be subject to backup withholding of 31%. To prevent backup withholding, you must complete and sign the Substitute Form W-9 included in Step 4 of this form and either: (a) provide your correct taxpayer identification number ("TIN") and certify, under penalties of perjury, that the TIN provided is correct (or that you are awaiting a TIN), and that (i) you have not been notified by the IRS that you have been subjected to backup withholding as a result of failure to report all interest or dividends or (ii) the IRS has notified you that you are no longer subject to backup withholding; or (b) provide an adequate basis for exemption.

         If you do not provide the Exchange Agent with your taxpayer identification number on the Substitute Form W-9, then the Exchange Agent will retain 31% of cash payments made to you during the 60-day period following the date of the Substitute Form W-9. If you furnish the Exchange Agent with your TIN within 60 days of the date of the Substitute Form W-9, the Exchange Agent will remit such amounts retained during the 60-day period to you. If, however, you have not provided the Exchange Agent with your TIN within such 60-day period, the Exchange Agent will remit such previously retained amounts to the IRS as backup withholding.

         In general, if you are an individual, the TIN is your social security number. If the certificates for Professionals Group common stock are registered in more than one name or are not in the name of the actual owner, consult the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (copies of which may be obtained from the Exchange Agent) for additional guidance on which number to report. If the Exchange Agent is not provided with the correct TIN or an adequate basis for exemption, the holder may be subject to a $50 penalty imposed by the IRS and backup withholding at a rate of 31%. Certain shareholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order to satisfy the Exchange Agent that a foreign individual qualifies as an exempt recipient, such holder must submit a statement (generally, IRS Form W-8), signed under penalties of perjury, attesting to that individual's exempt status. A form for such statements can be obtained from the Exchange Agent.

         For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a TIN if you do not have one and how to complete the Substitute Form W-9 if stock is held in more than one name), consult the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (copies of which may be obtained from the Exchange Agent).

         Failure to complete the Substitute Form W-9 will not, by itself, cause your shares of Professionals Group common stock to be deemed invalidly tendered, but may require the Exchange Agent to withhold 31% of the amount of any payments made pursuant to the consolidation. Backup withholding is not an additional U.S. federal income tax. Rather, the U.S. federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

         TRANSFER TAXES. If you completed the "Special Transfer or Payment Instructions" box above in Step 2, you must pay the Exchange Agent any and all required transfer or other taxes or must establish that such tax has been paid or is not applicable.


---------------------------                                                                                  ----------------------
                                                             RETURN THIS
  Return this form with                          ELECTION FORM/LETTER OF TRANSMITTAL                              Do you need
        any stock                                AND YOUR PROFESSIONALS GROUP, INC.                               assistance?
     Certificates to                                    STOCK CERTIFICATES TO                                  Call us TOLL FREE
       ChaseMellon                          CHASEMELLON SHAREHOLDER SERVICES AS FOLLOWS:                        1-800-684-6823
---------------------------                                                                                  ----------------------

By Mail:                                     By Hand:                                     By Overnight Delivery:
ChaseMellon Shareholder Services, L.L.C.     ChaseMellon Shareholder Services, L.L.C.     ChaseMellon Shareholder Services, L.L.C.
Post Office Box 3301                         120 Broadway, 13th Floor                     85 Challenger Rd - Mall Drop-Reorg
South Hackensack, NJ 07606-1901              New York, NY 10271                           Ridgefield Park, NJ 07660
Attn: Reorganization Department              Attn: Reorganization Department              Attn: Reorganization Department

1.       ABOUT YOU AND YOUR SHARES - INDICATE ADDRESS CHANGE AS NECESSARY BELOW

                                                       Description of Shares Enclosed
                                                       Certificate Number                 Number of Shares

                                                       Total Certificated Shares

                                                       Total Book Entry Shares

2.       ELECTION OPTIONS AND REQUIRED SIGNATURES      +All certificates MUST accompany this form+

[ ] 1. Exchange all shares                   [ ] 2. Exchange all shares for               [ ] 3. Exchange _____ shares solely for
       for cash pursuant to the cash                cash and shares of                    cash pursuant to the cash election and
election.                                    holding company common stock                 the balance for cash and shares of
                                             pursuant to the combination election.        holding company common stock pursuant to
                                                                                          the combination election. (Please write
                                                                                          the number of shares that you would like
                                                                                          to exchange solely for cash pursuant to
                                                                                          the cash election in the blank.)

UNLESS YOU CHECK THE BOX BELOW, ANY SHARES OF HOLDING COMPANY COMMON STOCK TO WHICH YOU MAY BE ENTITLED WILL BE ISSUED AS BOOK-ENTRY SHARES OF HOLDING COMPANY COMMON STOCK.

[ ] Check here if you would like certificate(s) for any shares of holding company common stock to which you may be entitled.

-----------------------------------------------------------------------------------------------------------------------------------
REQUIRED SIGNATURES - All shareholders must sign below. The             SOCIAL SECURITY NUMBER OR EMPLOYER IDENTIFICATION NUMBER:
shareholder whose Social Security Number of Employer Identification
Number appears to the right must sign the W-9 Certification.            W-9 CERTIFICATION - I certify under penalties of perjury
                                                                        that the number shown above is my correct Taxpayer
X                                                                       Identification Number (TIN), that I have entered the
 ------------------------------------------------------------------     correct TIN or that I am waiting for a TIN to be issued to
Signature of Shareholder                    Date                        me and I am not subject to withholding. If I fail to
                                                                        furnish my correct TIN I may be subject to a penalty by the
X                                                                       IRS. Also, such a failure would result in backup
-------------------------------------------------------------------     withholding of 31% of any payment made to me.
Signature of Shareholder                    Date
(if joint account)
(_______)                                                               X
-------------------------------------------------------------------      ----------------------------------------------------------
Daytime Phone Number, including Area Code                               Signature                          Date

-----------------------------------------------------------------------------------------------------------------------------------

3.       SPECIAL TRANSFER OR PAYMENT INSTRUCTIONS                       4.         SPECIAL DELIVERY INSTRUCTIONS
-----------------------------------------------------------------------------------------------------------------------------------
The check and/or shares from the exchange will be issued in the         The check and/or shares from the exchange will be mailed to
name(s) above unless you indicate a different name below. Your          the address shown above unless you indicate a different
signature and a Signature Guarantee are required. The Substitute        address below:
Form W-9 to the right must be completed by the new account holder.

-----------------------------------------------------                   -------------------------------------------------------
NAME                                                                    NAME

-----------------------------------------------------                   -------------------------------------------------------
NAME                                                                    ADDRESS

-----------------------------------------------------                   -------------------------------------------------------
ADDRESS                                                                 CITY-STATE-ZIP

-----------------------------------------------------
CITY-STATE-ZIP

X                                                                       PLEASE SEE THE REVERSE SIDE OF THIS FORM
 ----------------------------------------------------
AUTHORIZED SIGNATURE(S)

                PLACE MEDALLION
            SIGNATURE GUARANTEE HERE
-----------------------------------------------------------------------------------------------------------------------------------

5.       LOST, STOLEN OR DESTROYED CERTIFICATE(S)
-------------------------------------------------------------------------------
If your stock certificates have been lost, stolen or destroyed, please call ChaseMellon Shareholder Services, L.L.C. at 1-800-685-4258 for instructions on obtaining and submitting an affidavit of loss with respect to those certificates.
-------------------------------------------------------------------------------

NOTE:    YOU MUST COMPLETE THIS FORM W-9 ONLY IF YOU COMPLETED SECTION 3 OR
         SECTION 4 OF THE ELECTION FORM/LETTER OF TRANSMITTAL.

                 PAYOR: CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

-----------------------------------------------------------------------------------------------------------------------------------
SUBSTITUTE FORM W-9                                     REQUEST FOR TAXPAYER                                      GIVE FORM TO THE
DEPARTMENT OF THE TREASURY                    IDENTIFICATION NUMBER AND CERTIFICATION                             REQUESTER. DO NOT
INTERNAL REVENUE SERVICE                                                                                          SEND TO THE IRS.
-----------------------------------------------------------------------------------------------------------------------------------
                    Name (if a joint account or you changed your name, contact the Exchange Agent.)
    PLEASE
                    ---------------------------------------------------------------------------------------------------------------
                    Business name, if different from above.
    PRINT
                    ---------------------------------------------------------------------------------------------------------------

                    Check appropriate box:  [ ] Individual/Sole proprietor  [ ] Corporation  [ ] Partnership  [ ]  Other __________
      OR
                    ---------------------------------------------------------------------------------------------------------------
                    Address (number, street, and apt. or suite no.)                         Requester's name and address (optional)
     TYPE
                    ---------------------------------------------------------------------
                    City, state and ZIP code

-----------------------------------------------------------------------------------------------------------------------------------
PART I              TAXPAYER IDENTIFICATION NUMBER (TIN)                                    List account number(s) here (optional)
-----------------------------------------------------------------------------------------
Enter your TIN in the appropriate box. For
individuals, this is your social security
number (SSN). For entities, it is your               ----------------------------------
employer identification number (EIN).                      SOCIAL SECURITY NUMBER

                                                                     OR                     ---------------------------------------
                                                                                            PART II     FOR PAYEES EXEMPT FROM
                                                     ----------------------------------                 BACKUP WITHHOLDING (SEE THE
                                                       EMPLOYER IDENTIFICATION NUMBER                   INSTRUCTION BOOKLET.)

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PART III            CERTIFICATION

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Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me),
   and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the
Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

CERTIFICATION INSTRUCTIONS. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment or secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN.

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SIGN
HERE                SIGNATURE                                                               DATE
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